UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540 (Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement

As previously disclosed, NRG Energy, Inc. (“NRG”) has entered into a Consent Agreement (the “Consent Agreement”) with GenOn Energy, Inc. (“GenOn”), certain holders representing greater than 90% in aggregate principal amount of GenOn’s outstanding senior unsecured notes (the “GenOn Notes”) and certain holders representing greater than 90% in aggregate principal amount of GenOn Americas Generation, LLC’s (“GAG”) outstanding senior unsecured notes (the “GAG Notes”) signatory thereto (the “Consenting Holders”).  Pursuant to the Consent Agreement, NRG, GenOn and the Consenting Holders have agreed to use commercially reasonable efforts and work in good faith to support and negotiate definitive documentation consistent with an agreement in principle regarding the terms of a consensual restructuring of GenOn’s and GAG’s indebtedness and a settlement of claims against NRG and certain other parties (the “Agreed Term Sheet”), subject to corporate and credit committee approvals and certain termination rights.

The parties continue negotiating, documenting and finalizing a Restructuring Support Agreement (the “RSA”). Consistent with the Consent Agreement, the parties have agreed to extend the term of the Consent Agreement to 11:59 p.m. Eastern Time, on June 9, 2017 (the “Termination Time”), to facilitate such negotiations. The Consent Agreement will terminate according to its terms on the earlier of the Termination Time (unless further extended) or the execution and delivery of the RSA; provided that GenOn has the right to terminate the Consent Agreement, solely as to GenOn, at any time upon delivery of written notice to the other parties, provided that such termination will not affect a termination of the Consent Agreement as between the Consenting Holders and NRG.

The foregoing description of the Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consent Agreement.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions and strategies of NRG, GenOn and their respective subsidiaries. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of NRG, GenOn and their respective subsidiaries may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in NRG’s and GenOn’s reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2017	NRG Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary